Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-228818) on Form S-8 and (No. 333-255376) on Form S-11 on Form S-3 of our report dated March 5, 2026, with respect to the consolidated financial statements of Ares Industrial Real Estate Income Trust Inc.

/s/KPMG LLP

Denver, Colorado
March 5, 2026